                                                                  Exhibit 4-D


                          SOUTH CAROLINA ELECTRIC & GAS COMPANY

                                           TO

                                     CHEMICAL BANK,



                                         Trustee





                           FIFTY-SECOND SUPPLEMENTAL INDENTURE

               (SUPPLEMENTAL TO INDENTURE OF SOUTH CAROLINA POWER COMPANY

                              DATED AS OF JANUARY 1, 1945)

                                      PROVIDING FOR

                           FIRST AND REFUNDING MORTGAGE BONDS,

                            SERIES B DUE DECEMBER 31, 2093

              ISSUED BY SOUTH CAROLINA ELECTRIC & GAS COMPANY, AS SUCCESSOR
                                       CORPORATION

                             TO SOUTH CAROLINA POWER COMPANY




                                Dated as of July l, 1993





THE INDENTURE OF SOUTH CAROLINA ELECTRIC & GAS COMPANY TO
CHEMICAL BANK, AS TRUSTEE, DATED APRIL 1, 1945 (THE "INDENTURE"), RECORDED IN THE RMC OFFICE OF THIS COUNTY AS DESCRIBED ON EXHIBIT
A HERETO, AS HERETOFORE AMENDED AND SUPPLEMENTED AND AS AMENDED
AND SUPPLEMENTED BY THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE
THERETO IS SUBJECT TO, AND IS INTENDED TO TAKE ADVANTAGE OF, THE PROVISIONS OF SECTIONS 29-1-10 AND 29-3-80, S. C. CODE OF LAWS (1976), AS AMENDED. THE LIEN OF THE INDENTURE, AS SUPPLEMENTED OR
AMENDED FROM TIME TO TIME, SHALL CONTINUE UNTIL SATISFIED OR
RELEASED OF RECORD REGARDLESS OF WHETHER OR NOT SUCH INDENTURE
STATES A MATURITY DATE.  FURTHER, AS SET FORTH IN THE INDENTURE,
THE LIEN AFFECTS AFTER-ACQUIRED PROPERTY.

     THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE, dated as of July 1, 1993, made and entered into by and between SOUTH CAROLINA ELECTRIC & GAS COMPANY, a corporation organized and existing under the laws of the State of South Carolina, with its principal place of business in Columbia, Richland County, South Carolina (the "Company"), party of the first part, and CHEMICAL BANK (successor to Central Hanover Bank and Trust Company), a corporation organized and existing under the laws of the State of New York, with its principal office in the Borough of Manhattan, The City of New York (the "Trustee"), as Trustee under the Indenture dated as of January 1, 1945 between the South Carolina Power Company (the "Power Company") and Central Hanover Bank and Trust Company, as Trustee, party of the second part;

     Whereas, the Power Company heretofore executed and delivered to the Trustee an Indenture dated as of January 1, 1945 (the "Original Indenture"), a Supplemental Indenture thereto dated as of May 1, 1946, a Supplemental Indenture thereto dated as of May 1, 1947 and a Third Supplemental Indenture thereto dated as of July 1, 1949; and

     Whereas, the Company heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of April 1, 1950, wherein, among other things, (i) the Company assumed the due and punctual payment of the principal of, premium, if any, and interest on all bonds theretofore authenticated under the Original Indenture as theretofore supplemented, according to their tenor, and the due and punctual performance of all of the covenants and agreements of the Original Indenture, as theretofore supplemented, required to be kept or performed by the Power Company and (ii) the Company conveyed, transferred and mortgaged to the Trustee and subjected to the lien of the Original Indenture as theretofore supplemented, as supplemented by the Fourth Supplemental Indenture, and as it might thereafter be supplemented, all property then owned or thereafter to be acquired by the Company, except property of a character similar to that excluded from the lien of the Original Indenture; and

        Whereas, upon the execution and delivery of said Fourth Supplemental Indenture, dated as of April 1, 1950, the Company succeeded to and became substituted for the Power Company as Successor Corporation to the Power Company under the Original Indenture, as contemplated by Article XV of the Original Indenture; and

     Whereas, the Company, as such Successor Corporation, has heretofore executed and delivered to the Trustee the following supplemental indentures:


DESIGNATION                                   DATED AS OF

Fifth Supplemental Indenture                December 1, 1950
Sixth Supplemental Indenture                July 1, 1951
Seventh Supplemental Indenture              June 1, 1953
Eighth Supplemental Indenture               June 1, 1955
Ninth Supplemental Indenture                November 1, 1957
Tenth Supplemental Indenture                September 1, 1958
Eleventh Supplemental Indenture             September 1, 1960
Twelfth Supplemental Indenture              June 1, 1961
Thirteenth Supplemental Indenture           December 1, 1965
Fourteenth Supplemental Indenture           June 1, 1966
Fifteenth Supplemental Indenture            June 1, 1967
Sixteenth Supplemental Indenture            September 1, 1968
Seventeenth Supplemental Indenture          June 1, 1969
Eighteenth Supplemental Indenture           December 1, 1969
Nineteenth Supplemental Indenture           June 1, 1970
Twentieth Supplemental Indenture            March 1, 1971
Twenty-first Supplemental Indenture         January 1, 1972
Twenty-second Supplemental Indenture        July 1, 1974
Twenty-third Supplemental Indenture         May 1, 1975
Twenty-fourth Supplemental Indenture        July 1, 1975
Twenty-fifth Supplemental Indenture         February 1, 1976
Twenty-sixth Supplemental Indenture         December 1, 1976
Twenty-seventh Supplemental Indenture       March 1, 1977
Twenty-eighth Supplemental Indenture        May 1, 1977
Twenty-ninth Supplemental Indenture         February 1, 1978
Thirtieth Supplemental Indenture            June 1, 1978
Thirty-first Supplemental Indenture         April 1, 1979
Thirty-second Supplemental Indenture        June 1, 1979
Thirty-third Supplemental Indenture         April 1, 1980
Thirty-fourth Supplemental Indenture        June 1, 1980
Thirty-fifth Supplemental Indenture         December 1, 1980
Thirty-sixth Supplemental Indenture         April 1, 1981
Thirty-seventh Supplemental Indenture       June 1, 1981
Thirty-eighth Supplemental Indenture        March 1, 1982
Thirty-ninth Supplemental Indenture         April 15, 1982
Fortieth Supplemental Indenture             May 1, 1982
Forty-first Supplemental Indenture          December 1, 1984
Forty-second Supplemental Indenture         December 1, 1985
Forty-third Supplemental Indenture          June 1, 1986
Forty-fourth Supplemental Indenture         February 1, 1987
Forty-fifth Supplemental Indenture          September 1, 1987
Forty-sixth Supplemental Indenture          January 1, 1989
Forty-seventh Supplemental Indenture        January 1, 1991
Forty-eighth Supplemental Indenture         February 1, 1991
Forty-ninth Supplemental Indenture          July 15, 1991
Fiftieth Supplemental Indenture             August 15, 1991
Fifty-first Supplemental Indenture          April 1, 1993
all supplemental to the Original Indenture; the Original Indenture, together with all instruments stated to be supplemental thereto to which the Trustee has heretofore been or shall hereafter be a party, including the aforesaid supplemental indentures and this Fifty-second Supplemental Indenture (herein sometimes referred to as "this Supplemental Indenture"), being herein sometimes referred to collectively as the "Mortgage"; and

     Whereas, the Company, as such Successor Corporation, has executed certain mortgages, specifically subjecting to the lien of the Mortgage certain property purchased, constructed or otherwise acquired by the Company subsequent to January 1, 1965; and

     Whereas, there have been issued under the Original Indenture as heretofore supplemented, the following series of First and Refunding Mortgage Bonds, of which the following principal amounts were outstanding at the date of this Supplemental
Indenture:



                                    PRINCIPAL      PRINCIPAL
                                     AMOUNT         AMOUNT
          SERIES                     ISSUED       OUTSTANDING

3% Series due 1975
"Bonds of the First Series"         $ 8,000,000       None
3% Series due 1977
"Bonds of the Second Series"          4,000,000       None
3 1/8% Series due 1979
"Bonds of the Third Series"           4,000,000       None
3% Series due 1980
"Bonds of the Fourth Series"         72,445,000       None
3% Series A due 1980
"Bonds of the Fifth Series"           4,000,000       None
3 3/4% Series due 1981
"Bonds of the Sixth Series"           6,000,000       None
4 1/8% Series due 1983
"Bonds of the Seventh Series"         4,000,000       None
3 1/2% Series due 1985
"Bonds of the Eighth Series"          5,000,000       None
5 1/2% Series due 1987
"Bonds of the Ninth Series"          10,000,000       None
4 7/8% Series due 1988
"Bonds of the Tenth Series"          10,000,000       None
5% Series due 1990
"Bonds of the Eleventh Series"       10,000,000       None

                                      PRINCIPAL       PRINCIPAL
                                        AMOUNT         AMOUNT
            SERIES                      ISSUED      OUTSTANDING


5% Series due June 1, 1991
"Bonds of the Twelfth Series"         $ 8,000,000        None
4 7/8% Series due 1995
"Bonds of the Thirteenth Series"       16,000,000     $16,000,000
5.45% Series due 1996
"Bonds of the Fourteenth Series"       15,000,000      15,000,000
6% Series due June 1, 1997
"Bonds of the Fifteenth Series"        15,000,000      15,000,000
6 1/2% Series due September 1, 1998
"Bonds of the Sixteenth Series"       112,064,000      20,000,000
8% Series due June 1, 1999
"Bonds of the Seventeenth Series"      35,000,000      35,000,000
9 1/8% Series due December 1, 1999
"Bonds of the Eighteenth Series"       15,000,000      15,000,000
9 7/8% Series due June 1, 2000
"Bonds of the Nineteenth Series"       30,000,000      None
8% Series due March 1, 2001
"Bonds of the Twentieth Series"        35,000,000      35,000,000
7 1/4% Series due January 1, 2002
"Bonds of the Twenty-first Series"     30,000,000      30,000,000
10 1/2% Series due July 1, 1979
"Bonds of the Twenty-second Series"    35,000,000      None
10 1/2% Series due May 1, 1990
"Bonds of the Twenty-third Series"     15,000,000      None
9 3/8% Series due July 1, 1984
"Bonds of the Twenty-fourth Series"    25,000,000      None
9 1/8% Series due February 1, 2006
"Bonds of the Twenty-fifth Series"     50,000,000      50,000,000
8.40% Series due December 1, 2006
"Bonds of the Twenty-sixth Series"     50,000,000      50,000,000
8 3/8% Series due March 1, 2007
"Bonds of the Twenty-seventh Series"   30,000,000      30,000,000
7% Series due May 1, 1982
"Bonds of the Twenty-eighth Series"    50,000,000      None
8.90% Series due February 1, 2008
"Bonds of the Twenty-ninth Series"     30,000,000      30,000,000
8.45% Series due June 1, 1981
"Bonds of the Thirtieth Series"        40,000,000      None
10 1/8% Series due April 1, 2009
"Bonds of the Thirty-first Series"     35,000,000      None
9 7/8% Series due June 1, 2009
"Bonds of the Thirty-second Series"    50,000,000      37,035,000

                                        PRINCIPAL       PRINCIPAL
                                         AMOUNT          AMOUNT
            SERIES                       ISSUED        OUTSTANDING


14 1/2% Series due 1983-1987
"Bonds of the Thirty-third Series"    $ 80,000,000       None
12.15% Series due June 1, 2010
"Bonds of the Thirty-fourth Series"     50,000,000       None
14 1/2% Series due April 1, 1982
"Bonds of the Thirty-fifth Series"      15,000,000       None
14 3/8% Series due October 1, 1986
"Bonds of the Thirty-sixth Series"      15,000,000       None
16% Series due June 1, 2011
"Bonds of the Thirty-seventh Series"    70,000,000       None
14 1/2% Series due April 1, 1984
"Bonds of the Thirty-eighth Series"     15,000,000       None
15 1/2% Series due April 15, 1989
"Bonds of the Thirty-ninth Series"      60,000,000       None
15 5/8% Series due May 1, 1987
"Bonds of the Fortieth Series"          25,000,000       None
15% Series due September 1, 2014
"Bonds of the Forty-first Series"       57,000,000     $ 56,820,000
15% Series A due September 1, 2014
"Bonds of the Forty-second Series"       5,500,000        5,210,000
15% Series B due September 1, 2014
"Bonds of the Forty-third Series"        1,100,000        1,090,000
8 3/4% Series due February 1, 2017
"Bonds of the Forty-fourth Series"     100,000,000      100,000,000
15% Series C due September 1, 2014
"Bonds of the Forty-fifth Series"        4,365,000        4,365,000
20% Series due February 1, 1991
"Bonds of the Forty-sixth Series"       75,000,000        None
20% Series due January 14, 1991
"Bonds of the Forty-seventh Series"     70,000,000        None
20% Series due February 4, 1992
"Bonds of the Forty-eighth Series"      75,000,000        None
9% Series due July 15, 2006
"Bonds of the Forty-ninth Series"      145,000,000      145,000,000
8 7/8% Series due August 15, 2021
"Bonds of the Fiftieth Series"         155,000,000      155,000,000
Series A due December 1, 2093
"Bonds of the Fifty-first Series"      375,000,000      375,000,000

; and

     Whereas, it is provided in Section 2.01 of the Original Indenture that the aggregate principal amount of bonds which may be secured by the Mortgage shall be such aggregate principal amount as may from time to time be authenticated and delivered under the provisions thereof, provided, however, that until an indenture or indentures supplemental thereto shall be executed and delivered by the Company to the Trustee pursuant to authorization by the Board of Directors and filed for record in all counties in which the mortgaged and pledged property is located, increasing or decreasing the amount of future advances and other indebtedness and sums which may be secured thereby, the Mortgage may secure future advances and other indebtedness and sums not to exceed in the aggregate $50,000,000; and

     Whereas, Section 1.01 of the aforesaid Sixth Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $50,000,000 to $100,000,000; and

     Whereas, Section 1.01 of the aforesaid Twelfth Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $100,000,000 to $200,000,000; and

     Whereas, Section 2.01 of the aforesaid Seventeenth
Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $200,000,000 to $300,000,000; and

     Whereas, Section 2.01 of the aforesaid Twenty-first Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $300,000,000 to $500,000,000; and
     Whereas, Section 2.01 of the aforesaid Twenty-seventh Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $500,000,000 to $1,000,000,000; and

     Whereas, Section 1.04 of the aforesaid Forty-ninth
Supplemental Indenture increased the aggregate principal amount of bonds which may be secured by the Mortgage, including future advances and other indebtedness and sums, from $1,000,000,000 to $1,500,000,000; and

     Whereas, the Company heretofore executed and delivered to NationsBank of Georgia, National Association, as trustee (the "1993 Trustee"), an indenture, dated as of April 1, 1993, as supplemented (the "1993 Indenture"), which indenture constitutes a lien, junior to the lien of the Mortgage, on substantially all of the Company's property used or to be used in connection with its electric utility business, except premises, land and interests in land which have been specifically released from such liens from time to time or are specifically exempted therefrom, all to the extent provided in such indenture; and

     Whereas, the Company, as Successor Corporation as aforesaid, by appropriate corporate action in conformity with the terms of the Original Indenture has duly determined to create a series of Bonds under the Original Indenture, to be issued under the name of the Company, to be designated as "First and Refunding Mortgage Bonds, Series B due December 31, 2093" (hereinafter sometimes referred to as the "bonds of the Fifty-second Series") and to be registered in the name of and delivered to the 1993 Trustee; and

     Whereas, all acts and things necessary to make the bonds of the Fifty-second Series, when authenticated by the Trustee and issued as in the Original Indenture and herein provided, valid, binding and legal obligations of the Company and to constitute the Original Indenture as heretofore supplemented and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the execution and delivery of this Supplemental Indenture, and the creation, execution and issue of the bonds of the Fifty-second Series subject to the Original Indenture as heretofore and hereby supplemented, have in all respects been duly authorized;

     Now, therefore, in consideration of the premises and of the acceptance by the holders thereof of bonds of the Fifty-second Series, and to set forth the form and substance of the bonds of the Fifty-second Series and the terms, provisions and conditions thereof, the Company does hereby covenant and agree to and with the Trustee and its successor or successors in trust and its and their assigns forever for the benefit of those who shall hold the bonds of the Fifty-second Series, as follows:

                      ARTICLE ONE

       BONDS OF THE FIFTY-SECOND SERIES AND CERTAIN
                PROVISIONS RELATING THERETO

     Section 1.01. A. Creation of bonds of the Fifty-second Series. There is hereby created a series of bonds designated First and Refunding Mortgage Bonds, Series B due December 31, 2093. Such bonds of the Fifty-second Series shall be issued by the Company in its name, shall be unlimited in principal amount, subject to the limitation on the maximum aggregate principal amount of bonds permitted to be secured by the Mortgage pursuant to Section 2.01 of the Original Indenture and Section 1.04 of the aforesaid Forty-ninth Supplemental Indenture ($1,500,000,000 as of the date hereof), as the same may hereafter be increased or decreased by amendment or supplement to the Mortgage, shall mature on December 31, 2093, unless previously redeemed pursuant to the provisions hereof, and shall be issuable only in fully registered form without coupons in denominations of $1,000 and any multiple thereof. The serial numbers of bonds of the Fifty-second Series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval. Bonds of the Fifty-second Series shall not bear interest. The principal of said bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the corporate trust offices of the 1993 Trustee. Bonds of the Fifty-second Series shall be dated as of their date of authentication, and shall be executed on behalf of the Company by its President or a Vice President by his manual signature or a facsimile thereof.

     The bonds of the Fifty-second Series shall be issued by the Company, registered in the name of and delivered to the 1993 Trustee to provide for the payment when due (whether at maturity, by acceleration, or otherwise) of the principal of the Securities (as defined in the 1993 Indenture) to be issued from time to time by the Company under the 1993 Indenture.

     The bonds of the Fifty-second Series shall not be transferable by the 1993 Trustee, except to a successor trustee under the 1993 Indenture. Bonds of the Fifty-second Series may be transferred at the principal office of the Trustee in the Borough of Manhattan, the City of New York. The Company shall issue stop transfer instructions to such effect to the Trustee and/or any other transfer agent.

B. Form of bonds of the Fifty-second Series.

     The bonds of the Fifty-second Series and the Trustee's authentication certificate to be executed on all of the bonds of the Fifty-second Series shall be substantially in the following forms, respectively:

             (Form of Bond of the Fifty-second Series)



     THIS BOND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION THEREFROM, AND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE, DATED AS OF APRIL 1, 1993, AS SUPPLEMENTED FROM TIME TO TIME, FROM SOUTH CAROLINA ELECTRIC & GAS COMPANY TO NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS TRUSTEE.

            SOUTH CAROLINA ELECTRIC & GAS COMPANY

             First and Refunding Mortgage Bond,
               Series B due December 31, 2093
No.                                                           $

     South Carolina Electric & Gas Company, a South Carolina corporation (hereinafter called the "Company"), for value
received, hereby promises to pay to         or registered
assigns, the principal sum of             Dollars on December 31,
2093, unless previously redeemed pursuant to the provisions hereof, without interest. The principal of this bond shall be payable at the offices of the trustee (the "1993 Trustee") under the Indenture dated as of April 1, 1993 as supplemented from time to time (the "1993 Indenture"), from the Company to NationsBank of Georgia, National Association, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

     This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of January 1, 1945 (the "Original Indenture"), and indentures supplemental thereto, given by South Carolina Power Company to Central Hanover Bank and Trust Company (now Chemical Bank and hereinafter sometimes referred to as the "Trustee"), as trustee, and indentures supplemental thereto dated as of April 1, 1950, as of December 1, 1950, as of July 1, 1951, as of June 1, 1953, as of June 1, 1955, as of November 1, 1957, as of September 1, 1958, as of September 1, 1960, as of June 1, 1961, as of December 1, 1965, as of June 1, 1966, as of June 1, 1967, as of September 1, 1968, as of June 1, 1969, as of December 1, 1969, as of June 1, 1970, as of March 1, 1971, as of January 1, 1972, as of July 1, 1974, as of May 1, 1975, as of July 1, 1975, as of February 1, 1976, as of December 1, 1976, as of March 1, 1977, as of May 1, 1977, as of February 1, 1978, as of June 1, 1978, as of April 1, 1979, as of June 1, 1979, as of April 1, 1980, as of June 1, 1980, as of December 1, 1980, as of April 1, 1981, as of June 1, 1981, as of March 1, 1982, as of April 15, 1982, as of May 1, 1982, as of December 1, 1984, as of December 1, 1985, as of June 1, 1986, as of February 1, 1987, as of September 1, 1987, as of January 1, 1989, as of January 1, 1991, as of February 1, 1991, as of July 15, 1991, as of August 15, 1991, as of April 1, 1993, and as of July 1, 1993, respectively, given by the Company to said Trustee, to which Original Indenture and all indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided. By the terms of the aforesaid supplemental indenture, dated as of April 1, 1950, the Company, among other things, assumed the due and punctual payment of the principal of, premium, if any, and interest on all of the bonds of South Carolina Power Company then outstanding under the aforesaid indenture of mortgage or deed of trust, dated as of January 1, 1945, of South Carolina Power Company, as theretofore supplemented, and, except as therein provided, the due and punctual performance of all the covenants and agreements of South Carolina Power Company contained in said indenture of mortgage or deed of trust as so supplemented.

     Bonds of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any multiple thereof. This bond may be exchanged by the registered holder hereof, in person or by attorney duly authorized, at the principal office of the Trustee, in the Borough of Manhattan, City of New York, for a like aggregate principal amount of bonds of this series of any other authorized denomination or denominations, but only in the manner and subject to the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of any taxes or other governmental charges payable upon such exchange.

     Upon the giving of notice of redemption, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed, in whole or in part, at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company, at its option, or by operation of various provisions of the Indenture, at any time and from time to time, upon payment of the principal amount thereof.

     The bonds of this series shall also be redeemable, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, upon receipt by the Trustee of a written notice from the 1993 Trustee
(i) delivered to the Trustee and the Company, (ii) signed by its President or a Vice President, (iii) stating that an Event of Default has occurred under the 1993 Indenture and is continuing and that, as a result, there then is due and payable a specified amount with respect to the 1993 Bonds, for the payment of which the 1993 Trustee has not received funds, and (iv) specifying the principal amount of the bonds of this series to be redeemed. Delivery of such notice shall constitute a waiver by the 1993 Trustee of notice of redemption under the Indenture.

     In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.
54

     Subject to the restrictions noted hereon, this bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the principal office of the Trustee, in the Borough of Manhattan, the city of New York, but only in the manner and subject to the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of any taxes or other governmental charges payable upon such transfer, and upon any such transfer a new bond or bonds of the same series and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes.

     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

     IN WITNESS WHEREOF, South Carolina Electric & Gas Company has caused this bond to be executed in its name by its President or one of its Vice Presidents, by his manual signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated . . . . . . . . . . . . . . . . . . . . . .

                                        South Carolina Electric &
Gas Company,

                                           By  . . . . . . . . .

                                        Vice President and Treasurer
Attest:


. . . . . . . . . . . . . . . . . . . . . . . . .
Secretary



               (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE)
                    TRUSTEE'S AUTHENTICATION CERTIFICATE

         This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                                                  as Trustee,

                                            By . . . . . . . . . . . . . . .
                                                    Authorized Officer

     Section 1.02. Redemption Provisions. Any or all of the bonds of the Fifty-second Series shall be redeemable, at the option of the Company, or by operation of various provisions of the Original Indenture, at any time and from time to time, prior to maturity, upon the giving of notice of redemption, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond of the Fifty-second Series to be redeemed in whole or in part, at the last address of such holder appearing on the registry books, upon payment of the principal amount thereof.

     The bonds of the Fifty-second Series shall also be redeemable, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, upon receipt by the Trustee of a written notice from the 1993 Trustee (i) delivered to the Trustee and the Company, (ii) signed by its President or a Vice President, (iii) stating that an Event of Default has occurred under the 1993 Indenture and is continuing and that, as a result, there then is due and payable a specified amount with respect to the 1993 Bonds, for the payment of which the 1993 Trustee has not received funds, and (iv) specifying the principal amount of the bonds of the Fifty-second Series to be redeemed. Delivery of such notice shall constitute a waiver by the 1993 Trustee of notice of redemption under the Indenture.

     Section 1.03. Sinking Fund. From and after the time when the holders of all outstanding bonds of all series created prior to the bonds of the Fifteenth Series shall have consented thereto, the respective portions of the sinking fund requirement for any year which are measured by bonds of the Fifteenth through Twenty-second Series, bonds of the Twenty-fourth through Thirty-first Series, bonds of the Thirty-third Series, bonds of the Thirty-seventh Series, bonds of the Thirty-ninth Series, bonds of the Forty-first Series, bonds of the Forty-second Series, bonds of the Forty-fourth Series, bonds of the Forty-sixth Series, bonds of the Fiftieth Series, bonds of the Fifty-first Series and bonds of the Fifty-second Series or by bonds of any other series the holders of which shall have consented thereto may be satisfied by certifying to the Trustee unfunded net property additions in an amount equal to 166-2/3% of such portion of such sinking fund requirement; provided, further, however, that no unfunded net property additions shall be used to satisfy any portion of any sinking fund requirement unless there shall be delivered to the Trustee, with such certification, the applicable certificates, opinions of counsel, instruments and cash, if any, required by paragraphs (3), (4), (5), (7), (9) and (10) of
Section 4.01 of the Original Indenture showing that the Company has unfunded net property additions equal to the amounts so certified.

     Section 1.04. Waiver of certain rights in respect of property additions. The Company covenants and agrees that the provisions of Section 3.01 of the Fourth
Supplemental Indenture, dated as of April 1, 1950, shall remain in full force and effect so long as any bonds of the Fifty-second
Series shall be outstanding under the Mortgage.

     Section 1.05. Certain restriction on sale of property. The Company covenants and agrees that so long as any bonds of the Fifty-second Series shall be outstanding under the Mortgage it will not enter into any agreement with any governmental or public body, authority, agency or licensee, providing for the sale by the Company to such governmental or public body, authority, agency or licensee of any part of the mortgaged and pledged property for a consideration less than the current fair value of such property at the time of payment to the Company of such consideration.

     Section 1.06. Waiver of service charge for exchange or transfer of bonds of the Fifty-second Series. Notwithstanding the provisions of Section 2.05 of the Original Indenture, the Company covenants and agrees that so long as any bonds of the Fifty-second Series shall be outstanding under the Mortgage it will not impose any service charge for any new bond of the Fifty-second Series issued upon any exchange or transfer thereof as permitted by Section 2.06 of the Original Indenture, but the Company shall be entitled to receive funds sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company in relation thereto.

     Section 1.07. Limitations on certain transfers of bonds of the Fifty-second Series. In case less than all of the bonds of the Fifty-second Series at the time outstanding are called for redemption, the Company shall not be required to transfer or exchange any bonds of the Fifty-second Series for a period of ten days before the mailing of a notice of redemption of bonds of the Fifty-second Series selected for redemption, to transfer or exchange any bond of the Fifty-second Series called for redemption in its entirety or to transfer or exchange any portion of a bond of the Fifty-second Series which portion has been called for redemption.


                       ARTICLE TWO

                   AMENDMENT OF MORTGAGE

     Section 2.01. Each holder of any bond of the Fifty-second Series, by his acceptance thereof, shall thereby consent that, at any time after the requisite consents, if any, of the holders of bonds of other series shall have been given as hereinafter provided, Article XVII of the Original Indenture shall be amended in the following respects:

     A. The introductory clause of Section 17.02, which presently reads "In each and every case provided for in this Article," shall be amended so as to read "In each and every case provided for in Section 17.01 above,".

     B. Section 17.02 shall be further amended by the addition of the following new paragraph immediately after the existing text, as amended by Paragraph A above:

     "Any supplemental indenture authorized by the provisions of
Section 17.01 above may be executed by the Company and the Trustee without the consent of the holders of any of the bonds at the time outstanding, notwithstanding any of the provisions of
Section 17.03 hereof."

     C. There shall be inserted new Sections 17.03, 17.04 and 17.05, which Sections shall read as follows:

     "Section 17.03. With the consent (evidenced as provided in Section 12.01 hereof) of the holders of not less than sixty-six and two-thirds per centum (66 2/3%) in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that anything in this Article to the contrary notwithstanding (a) the bondholders shall have no power (i) to extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change in any manner provisions relating to the sinking fund or the redemption provisions of any series of bonds outstanding hereunder, without the express consent of the holder of each bond which would be so affected, or (ii) to reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds outstanding, or (iii) to permit the creation by the Company, after the date hereof, of any mortgage or pledge or lien in the nature thereof, ranking prior to or equal with the lien of this Indenture on any of the mortgaged property, or (iv) to deprive the holder of any bond outstanding hereunder of the lien of this Indenture on any of the mortgaged property; (b) no action hereinabove specified which would affect the rights of the holders of bonds of one or more but less than all series as evidenced by an opinion of counsel may be taken unless approved by holders of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of outstanding bonds of such one or more series affected, but if any such action would affect the bonds of two or more series, the approval of such action on behalf of the holders of bonds of such two or more series may be approved by holders of not less than sixty-six and two-thirds per centum (66 2/3%) in aggregate principal amount of outstanding bonds of such two or more series, which approval need not include sixty-six and two-thirds per centum (66 2/3%) in principal amount of outstanding bonds of each of such series.

     Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of any required evidence of the consent of bondholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

     It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture. but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in a daily newspaper of general circulation in the Borough of Manhattan, The City of New York. Any failure of the Company to publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     "Section 17.04. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and the holders of bonds of all series outstanding thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     "Section 17.05. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new bonds so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered without cost to the holders of bonds then outstanding, upon surrender of such bonds and, in the case of coupon bonds, with all unmatured coupons and all matured coupons not fully paid, the new bonds so issued to be of an aggregate principal amount equal to the aggregate principal amount of those so surrendered."

     D. Section 17.03 shall be renumbered as Section 17.06.

     E. There shall be inserted a new Section 17.07, which Section shall read as follows:

     "Section 17.07. For all purposes of this Indenture, in any case in which the "sinking fund requirement" for any year (as such term is used in Section 2.12 of the Original Indenture as modified by any supplemental indenture) shall, because of the provisions of any supplemental indenture, include an amount in excess of one per centum (1%) of the aggregate principal amount of bonds of any series authenticated and delivered by the Trustee pursuant to the provisions of Articles III, IV and VI of the Original Indenture prior to January 1 of such year, to the extent that


   (i) the principal amount of bonds of such series deposited with the Trustee pursuant to said Section 2.12 in such year and/or the principal amount of bonds of such series purchased, paid or redeemed by the use of cash deposited pursuant to said Section 2.12 in such year, shall, as a result of the provisions of such supplemental indenture, exceed

     (ii) an amount equal to one per centum (1%) of the aggregate principal amount of bonds of such series authenticated and delivered by the Trustee pursuant to the provisions of Articles III, IV and VI of the Original Indenture prior to January 1 of the year of such deposit of bonds and/or cash (after deducting from such aggregate principal amount of bonds of such series so authenticated, the principal amount of bonds of such series which, prior to such January 1, have been deposited with the Trustee for cancellation as the basis for the release of property or for the withdrawal of cash representing proceeds of released property or have been purchased, redeemed or paid at maturity by the use of proceeds of released property), from and after the time when all bonds of such series shall have ceased to be outstanding, such excess principal amount of bonds of such series shall be deemed not to have been cancelled or redeemed pursuant to the provisions of said Section 2.12 of the Original Indenture, but shall be deemed to have been redeemed pursuant to Section 9.01 of the Original Indenture."

     The amendments of Article XVII of the Original Indenture set forth above shall, subject to the Company and the Trustee entering into an indenture or indentures supplemental to the Original Indenture for the purpose of so amending said Article XVII, become effective at the earlier of (a) such date as no bonds created prior to the bonds of the Twenty-third Series shall remain outstanding or (b) such date as the holders of all then outstanding bonds of all series created prior to the bonds of the Twenty-third Series shall have consented thereto. No further vote or consent of the holders of bonds of the Twenty-third through Fifty-second Series shall be required to permit such amendments to become effective.

                     ARTICLE THREE

                   SUNDRY PROVISIONS

     Section 3.01. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture as heretofore supplemented is hereby confirmed and adopted by the Company as its obligation. All terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

     Section 3.02. All recitals in this Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as heretofore supplemented in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company.


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


     Section 3.03. Although this Supplemental Indenture is dated for convenience and for the purpose of reference as of July 1, 1993 the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

     Section 3.04. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Mortgage, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Mortgage.

     Section 3.05. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     Section 3.06. The headings of Articles, Sections and subsections contained in this Supplemental Indenture are included for convenient reference only and shall not be deemed to be a part of this Supplemental Indenture.

     Section 3.07. The Company gives notice that it claims the benefit of Sections 29-1-10 and 29-3-80, S.C. Code of Laws
(1976), as amended (R.197, enacted into law June 14, 1993), concerning the continuation of the lien until satisfied or released of record and attachment to after-acquired real property of the lien of both the Original Indenture, dated as of January 1, 1945, and all supplements and amendments thereto, consisting of Fifty-one Supplemental Indentures (and various other unnumbered, but recorded supplemental mortgages of after-acquired property for individual tracts or parcels), including the Fourth Supplemental Indenture, dated as of April 1, 1950, under which the Company assumed the Original Indenture as described on page two herein. The Original Indenture and the Fifty-one Supplemental Indentures and unnumbered supplements are recorded in the mortgage book of the appropriate counties; the Original Indenture and the Fourth Supplemental Indenture being recorded at the book and page numbers in such counties as set forth on Exhibit A attached hereto. The notice on the cover of this Fifty-second Supplemental Indenture is given pursuant to the aforesaid laws.

     Section 3.08. This Supplemental Indenture is intended by the parties hereto, as to properties now or hereafter encumbered by the Mortgage and located within the State of Georgia, to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.

     The debtor and its mailing address are South Carolina Electric & Gas Company, 1426 Main Street, Columbia, South Carolina 29218. The secured party and its address from which information concerning the security interest may be obtained are Chemical Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001.

                      ARTICLE FOUR
                REGARDING 1993 INDENTURE

     Section 4.01 Lien of 1993 Indenture. Certain of the mortgaged and pledged property under the Original Indenture and any supplements thereto has been subjected to the lien of that certain Indenture from Company to NationsBank of Georgia, National Association, dated as of April 1, 1993, as heretofore supplemented, and recorded prior to the recording hereof as shown in Exhibit B hereto. Reference is made to that certain Indenture, as supplemented, for a statement of the properties subject thereto.

     In Witness Whereof, South Carolina Electric & Gas Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and Chemical Bank, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, in several counterparts, all as of the day and year first above written.


                      South Carolina Electric & Gas Company

(Seal)

                        By
                              Vice President and Treasurer

Attest:


         Secretary


In the presence of:





62



                                      CHEMICAL BANK

(Seal)

                                      By
                                          Vice President

Attest:


    Assistant Secretary


In the presence of:

STATE OF SOUTH CAROLINA  )   ss.:
COUNTY OF RICHLAND       )


     Personally appeared before me Elaine S. Price, and, being duly sworn, made oath that she saw the corporate seal of South Carolina Electric & Gas Company affixed to the above written Supplemental Indenture, and that she also saw B. T. Horton, the Vice President and Treasurer, with Kevin B. Marsh, Secretary, of said South Carolina Electric & Gas Company sign and attest the same, and that she, deponent, with Sue A. Whitman, witnessed the execution and delivery thereof as the act and deed of South Carolina Electric & Gas Company.


  Elaine S. Price

Subscribed and sworn to before me this
  13th day of July, 1993.

  Sue A. Whitman

Notary Public for South Carolina
My Commission Expires December 7, 1997


STATE OF SOUTH CAROLINA   )   ss.:
COUNTY OF RICHLAND        )


     On this 13th day of July, in the year one thousand nine hundred and ninety-three, before me personally came B. T. Horton, to me known, who, being by me duly sworn, did depose and say that he resides at Columbia, South Carolina; that he is the Vice President and Treasurer of South Carolina Electric & Gas Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

 Sue A. Whitman

Notary Public for South Carolina
My Commission Expires December 7, 1997


(Notarial Seal)

STATE OF NEW YORK    )   ss.:
COUNTY OF NEW YORK   )

     Personally appeared before me GLENN McKEEVER, and, being duly sworn, made oath that he saw the corporate seal of CHEMICAL BANK affixed to the above Supplemental Indenture, and that he also saw W.
B. DODGE, Vice President, with DANIEL J. MAHONEY, Trust Officer, of said CHEMICAL BANK, sign and attest the same, and that he, deponent, with ANNE G. BRENNER, witnessed the execution and delivery thereof as the act and deed of CHEMICAL BANK.

Subscribed and sworn to before me this

13th day of July, 1993.
Glenn McKeever


(NOTARIAL SEAL)

Notary Public, State of
No.
Qualified in             County
Certificate filed in          County
Commission Expires

STATE OF NEW YORK    ) ss.:
COUNTY OF NEW YORK   )

     On this 13th day of July, in the year one thousand nine hundred and ninety-three,before me personally came W. B. DODGE, to me known, who, being by me duly sworn, did depose and say that he resides at 3582 Kenora Place, Seaford, New York; that he is a Vice President of CHEMICAL BANK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


Notary Public, State of

No.

Qualified in             County

Certificate filed in          County

Commission Expires

       (NOTARIAL SEAL)

5